As filed with the Securities and Exchange Commission on November 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

pSivida Corp.

(Exact name of registrant as specified in its charter)

Delaware	26-2774444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

pSivida Corp.

480 Pleasant Street, Suite B300

Watertown, MA 02472

(617) 926-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lori H. Freedman, Esq.

Vice President of Corporate Affairs and General Counsel

pSivida Corp.

480 Pleasant Street, Suite B300

Watertown, MA 02472

(617) 926-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick O’Brien, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common stock	(2)
Preferred stock (3)	(2)
Warrants (4)	(2)
Debt Securities (5)	(2)
Units	(2)
Total	$75,000,000(1)	$6,479(6)

(1)	This registration statement registers an indeterminate amount of securities having an aggregate initial offering price of $75,000,000.
(2)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Also covered is such an indeterminate amount of common stock (i) as may be issuable or deliverable upon conversion of shares of preferred stock and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.
(4)	Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon the exercise of warrants, and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.
(5)	Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon the exercise or conversion of debt securities, and (ii) as may be required for delivery upon exercise or conversion of debt securities as a result of anti-dilution provisions.
(6)	Calculated pursuant to Rule 457(o) under the Securities Act. The registrant filed a registration statement on Form S-3 on December 19, 2012 (File No. 333-185549) (the “Prior Registration Statement”), which registered an aggregate of $30,000,000 of securities, $10,661,407 of which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes all of the Unsold Securities and the registrant is applying the previously paid filing fee associated with the Unsold Securities to this registration statement. The filing fee of $6,479 being paid herewith relates to the $64,338,593 of newly registered securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering by the registrant of securities covered by the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus, subject to completion, dated November 19, 2015.

$75,000,000

PSIVIDA CORP.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

pSivida Corp. may offer from time to time, in one or more series or issuances and at prices and on terms that will be determined at the time of offering, up to $75,000,000 in gross proceeds to pSivida Corp. of:

•	Common Stock

•	Preferred Stock

•	Debt Securities

•	Warrants

•	Units

The preferred stock may be convertible into shares of our common stock, the debt securities may be convertible into shares of our common stock or shares of our preferred stock, the warrants may be exercisable for shares of our common stock, shares of our preferred stock or our debt securities and the units may consist of any combination of the other types of securities described in this prospectus.

We will provide specific terms of the common stock, preferred stock, debt securities warrants and units (which we refer to collectively as the “Securities”) in supplements to this prospectus at the time when we offer them. You should read this prospectus and such applicable supplements carefully before you invest in any of these securities.

The Securities may be offered directly by us, through dealers, agents or underwriters designated from time to time or through any combination of these methods. If dealers, agents or underwriters are involved in a particular sale, we will disclose their names and the nature of our arrangements with them in the applicable prospectus supplement. The net proceeds we expect to receive from any sale also will be included in the applicable prospectus supplement.

Our common stock is quoted on the NASDAQ Global Market under the symbol “PSDV.” The last reported sale price of our common stock on the NASDAQ Global Market on November 18, 2015 was $3.86. None of the other securities offered under this prospectus are publicly traded.

Investing in the Securities involves risks. See “Risk Factors” on page 2.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 201    .

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find Additional Information.”

You may obtain the information incorporated herein by reference without charge by following the instructions under “Where You Can Find Additional Information” or “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the Securities in any jurisdiction where the offer or sale of the Securities is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that the information contained in each document incorporated by herein by reference is accurate only as of the date of each such document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities in one or more offerings resulting in gross proceeds to us of up to $75,000,000. This prospectus provides you with a general description of the Securities. Each time we sell a portion of the Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, you should assume that the statements made in the prospectus supplement modify or supersede those made in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” on page 15 of this prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “pSivida,” “we,” “us” and “our” refer to pSivida Corp.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as any applicable prospectus supplement, the documents incorporated by reference into this prospectus, or the applicable prospectus supplement, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors.”

THE COMPANY

Our Business

We develop sustained-release pharmaceutical products for treating eye diseases. Our products deliver drugs at a controlled and steady rate for months or years. We have developed three of only four sustained-release products approved by the U.S. Food and Drug Administration (“FDA”) for treatment of back-of-the-eye diseases. Our lead product candidate Medidur™ is in pivotal Phase III clinical trials, and our lead licensed product ILUVIEN® is sold in the United States and three European Union (“EU”) countries. Our pre-clinical development program is focused primarily on developing products for chronic ophthalmic diseases utilizing our two core technology platforms. Our strategy includes developing products independently, while continuing to leverage our technology platforms through collaborations and license agreements.

Medidur is an injectable, sustained-release micro-insert designed to treat chronic non-infectious uveitis affecting the posterior segment of the eye (“posterior uveitis”) for three years from a single administration. Medidur, which is the same micro-insert as ILUVIEN, is in two Phase III clinical trials. We plan to file a new drug application (“NDA”) in the first half of 2017 based on six-month efficacy data from both trials and data from a short-duration utilization study of our redesigned proprietary inserter, together with data referenced from the Phase III trials of ILUVIEN. We are developing Medidur independently.

ILUVIEN, our most recently approved product, is an injectable, sustained-release micro-insert that provides treatment of diabetic macular edema (“DME”) for up to three years from a single administration. ILUVIEN is licensed to and sold by Alimera Sciences, Inc. (“Alimera”), and we are entitled to a share of the net profits (as defined) from Alimera’s sales of ILUVIEN on a quarter-by-quarter, country-by-country basis. ILUVIEN was launched in late February 2015 in the United States, where it is indicated for the treatment of DME in patients previously treated with a course of corticosteroids without a clinically significant rise in intraocular pressure.

ILUVIEN was also launched in Portugal in January 2015 and has been commercially available in the United Kingdom and Germany since June 2013. ILUVIEN has marketing approvals in 17 EU countries for the treatment of chronic DME considered insufficiently responsive to available therapies.

Distribution, regulatory and reimbursement matters for ILUVIEN for DME in Australia and New Zealand, Canada and Italy have been sublicensed. We are entitled to 20% of any royalties and 33% of all other payments received by Alimera pursuant to the sublicense agreements, including any milestone payments.

Our FDA-approved Retisert® provides sustained release treatment of posterior uveitis for approximately two and a half years. It is licensed to Bausch & Lomb, and we receive royalties from its sales.

Our pre-clinical development program is focused on developing products using our Durasert™ and Tethadur™ technology platforms to deliver drugs and biologics to treat wet and dry age-related macular degeneration, glaucoma, osteoarthritis and other diseases.

Durasert, Medidur and Tethadur are our trademarks, Retisert is Bausch & Lomb’s trademark and ILUVIEN is Alimera’s trademark.

All information in this prospectus with respect to ILUVIEN, including regulatory and marketing information, and Alimera’s plans and intentions, reflects information reported by Alimera.

Corporate Information

Our principal executive office (and mailing address) is located at 480 Pleasant Street, Suite B300, Watertown, MA 02472, and our telephone number is (617) 926-5000.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K, which are incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent quarterly reports or other filings, including filings after the date hereof, with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition and results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks, uncertainties and potentially inaccurate assumptions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. All statements other than statements of historical fact could be deemed forward-looking statements, including, without limitation, expectations of revenue, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals and decisions regarding reimbursement; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing.

We often, although not always, identify forward-looking statements by using words or phrases such as “likely,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “forecast” and “outlook.”

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks incorporated under the heading “Risk Factors” herein describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should our underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to update or revise any forward-looking statement, whether to reflect new information, future events or otherwise. You are advised, however, to consult any further disclosures we may make in our future reports to the SEC, on our website, www.psivida.com, or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer preferred stock and/or debt securities under this registration statement, then we will, if required at that time, provide a ratio of combined fixed charges and preference dividends to earnings and/or ratio of earnings to fixed charges, respectively, in the applicable prospectus supplement relating to such offering.

USE OF PROCEEDS

Unless we identify other uses of proceeds in a prospectus supplement, we intend to use the net proceeds from the sale of the Securities for our general corporate purposes, which may include funding our clinical trials, capital expenditures, acquisitions and working capital. Pending use, the net proceeds also may be temporarily invested in short-term securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the Securities in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers, including our affiliates; or

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise.

The prospectus supplement with respect to any offering of Securities will set forth the terms of the offering, including:

•	the name or names and addresses of any underwriters, dealers or agents;

•	the purchase price of such Securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement that will be used by the underwriters to sell such Securities. If underwriters are utilized in the sale of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to underwriters options to purchase additional Securities at the public offering price with additional underwriting discounts or commissions. If we grant any such option, the terms of such option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of Securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the applicable prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments that the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

In connection with the offering of Securities, persons participating in the offering, such as any underwriters, may purchase and sell Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if such Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

DESCRIPTION OF SECURITIES

Common Stock

For a full description of our common stock, please refer to the documents identified in the section “Incorporation of Certain Information by Reference.”

Preferred Stock

We currently have authorized 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares have been designated.

Under Delaware law and our charter, our board of directors is authorized, without shareholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our charter, the board of directors may determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our the affairs; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution, or winding up.

Debt Securities

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $75,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of pSivida Corp. and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of pSivida Corp.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities, but you may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, and any premium and/or interest on, the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of pSivida Corp. or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged, or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and any premium and/or interest on, the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of pSivida Corp. or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or any premium or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so. If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture. If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series. Holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture. No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of pSivida Corp. permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding series of debt securities, amend or supplement the indenture or the debt securities of such series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver to or under the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in a currency other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, or any premium or interest on, the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants that may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that in each case specified above, provides a sufficient amount to pay the principal of, and any premium and/or interest on, the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments. The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged. The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of pSivida Corp., the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

Warrants

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities, in one or more series, together with other securities, or separately, as described in each applicable prospectus supplement. We will issue warrants under warrant agreements to be entered into either between us and the warrant holders directly or between us and a bank or trust company, as warrant agent. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

A prospectus supplement will describe the terms of warrants offered thereby, the warrant agreement relating to the warrants and the warrant certificates representing the warrants, including the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise of the warrants and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless we specify otherwise in a prospectus supplement, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of our shareholders, or to exercise any rights whatsoever as shareholders.

Each warrant will entitle the holder to purchase the principal amount or number of securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will describe the procedures for exercising warrants in a prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon that exercise. If less than all of the warrants represented by a particular warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of any combination of the other types of securities described in this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The applicable prospectus supplement will describe the terms of the units offered thereby, including the following:

•	the title of the series of units;

•	a description of the terms of the units and of the separate constituent securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange or the units; and

•	a discussion of certain U.S. federal income tax considerations applicable to the units.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Ropes & Gray LLP, Boston, Massachusetts. Some partners of Ropes & Gray LLP are members in RGIP LP, which owns 14,592 shares of our common stock. The validity of the issuance of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended June 30, 2015 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

We are subject to the information reporting requirements of the Exchange Act, and we comply with those requirements by filing annual, quarterly and current reports, proxy statements and other information with the SEC. Those reports or other information may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings and submissions also are available to the public on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the Securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information “furnished” under Items 2.02, 7.01 and 9.01 on Form 8-K or other information “furnished” to the SEC that is not deemed filed and not incorporated in this prospectus) until this offering is completed, including all filings made after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness.

•	Our annual report on Form 10-K for the fiscal year ended June 30, 2015 filed with the SEC on September 10, 2015;

•	Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2015 filed with the SEC on November 6, 2015; and

•	The description of our common stock contained in our current report on Form 8-K filed under Rule 12g-3 of the Exchange Act on June 19, 2008, including any amendments or reports filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports, as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Lori Freedman, Esq.

Vice President, Corporate Affairs, General Counsel and Secretary

pSivida Corp.

480 Pleasant Street Suite B300

Watertown, MA 02472

Telephone: (617) 926-5000

You may also access the documents incorporated by reference in this prospectus, without charge, through the SEC’s website at www.sec.gov and through our website at www.psivida.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee, and reflect expenses incurred through the date of this registration statement. The registrant has agreed to pay these costs and expenses. The registrant may incur additional, and currently unknown, expenses in connection with the offering in the future.

SEC registration fee	$6,479	(1)
Printing and engraving expenses (including Edgarization)	1,000	(2)
Legal fees and expenses	45,000	(2)
Accounting fees and expenses	25,000	(2)
Miscellaneous	1,000	(2)

Total	$78,479	(2)

(1)	This amount applies only to the newly registered securities on this registration statement. The registrant previously paid a filing fee with respect to $10,661,407 of the securities being registered on this registration statement.
(2)	Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We have entered into indemnification agreements with each of our directors and our executive officers and have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our Certificate of Incorporation, as amended, provides that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in our Certificate of Incorporation, as amended, is not exclusive of any other right.

In addition, our Certificate of Incorporation, as amended, provides that our directors shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liability is not permitted under the Delaware General Corporation Law.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 16. EXHIBITS

See Exhibit Index beginning on page II-7 of this registration statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required in Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act;

(3)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)	Any information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and that each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 8 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on the 19th day of November, 2015.

PSIVIDA CORP.

By:	/s/ Paul Ashton

Name:	Paul Ashton
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Leonard S. Ross

Name:	Leonard S. Ross
Title:	Vice President, Finance
(Principal Financial and Accounting Officer)

Each of the undersigned hereby constitutes and appoints each of Paul Ashton, Lori Freedman and Leonard S. Ross, in each case acting singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact or agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of November 19, 2015.

Name	Title

/s/ Paul Ashton Name: Paul Ashton	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David J. Mazzo Name: David J. Mazzo	Chairman of the Board of Directors

/s/ Douglas Godshall Name: Douglas Godshall	Director

/s/ James Barry Name: James Barry	Director

/s/ Michael W. Rogers Name: Michael W. Rogers	Director

Name	Title

/s/ Peter G. Savas Name: Peter G. Savas	Director

/s/ Leonard S. Ross Name: Leonard S. Ross	Vice President, Finance (Principal Financial and Accounting Officer)

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit No.	Exhibit Title

1.1*	Form of underwriting agreement

4.1*	Form of common stock warrant agreement and warrant certificate

4.2*	Form of preferred stock warrant agreement and warrant certificate

4.3*	Form of debt securities warrant agreement and warrant certificate

4.4	Form of indenture

5.1	Opinion of Ropes & Gray LLP

12.1*	Statement regarding computation of ratios

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of attorney (included on the signature page)

25.1**	Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.